SEVENTH AMENDMENT TO AMENDED AND
                               RESTATED LOAN AGREEMENT


                    This  SEVENTH  AMENDMENT  TO  AMENDED AND RESTATED LOAN
          AGREEMENT (this "Amendment") is being entered into as of the 31st day of October, 1995, by and among PETROLEUM HELICOPTERS, INC., a Louisiana corporation (successor by merger to Petroleum Helicopters, Inc., a Delaware corporation) (the "Company"), NATIONSBANK OF TEXAS, N.A., a national banking association ("NationsBank"), WHITNEY NATIONAL BANK, a national banking association ("Whitney"), FIRST NATIONAL BANK OF COMMERCE, a national banking association ("FNBC", and together with NationsBank and Whitney, being hereinafter referred to collectively as the "Banks"), and NationsBank as agent for the Banks (in such capacity, the "Agent").

                                PRELIMINARY STATEMENTS

                    (1) The Company, the Banks, and the Agent have entered into that certain Amended and Restated Loan Agreement, originally made as of January 31, 1986, as amended and restated in its entirety as of July 9, 1993, and as further amended by that certain First Amendment to Amended and Restated Loan Agreement, dated as of October 31, 1993, that certain Second Amendment to Amended and Restated Loan Agreement, dated as of April 15, 1994, that certain Third Amendment to Amended and Restated Loan Agreement, dated as of July 31, 1994, that certain Fourth Amendment and Limited Waiver to Amended and Restated Loan Agreement, dated as of October 25, 1994, that certain Fifth Amendment to Amended and Restated Loan Agreement, dated as of October 31, 1994, and that certain Sixth Amendment to Amended and Restated Loan Agreement, dated as of February 27, 1995 (such Loan Agreement, as amended and restated as aforesaid and as the same may be further amended from time to time, being hereinafter referred to as the "Loan Agreement"). Terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Loan Agreement.

                    (2) The Company, the Banks, and the Agent now wish to amend the Loan Agreement to provide, among other things, for the extension of the Revolving Credit Termination Date, the Conversion Date and the Capital Loan Termination Date and the modification of the Applicable Prime Rate and the LIBOR Margin, all subject to the terms and conditions set forth herein.

                    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Banks, and the Agent hereby agree as follows:

                    1. Amendment of Section 1.01 of the Loan Agreement - "Applicable Prime Rate." Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of "Applicable Prime Rate" therein in its entirety and replacing said definition with the following definition:

                    "Applicable  Prime  Rate"  shall mean in respect of any
               Prime Rate Borrowing a fluctuating rate per annum (based on a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the sum of the Prime Rate plus (i) 0.50% per annum for so long as the Leverage Ratio is greater than 5.00, (ii) 0.25% per annum for so long as the Leverage Ratio is greater than 4.50 but less than or equal to 5.00, or (iii) 0% for so long as the Leverage Ratio is less than or equal to 4.50.

                    2. Additional Amendment of Section 1.01 of the Loan Agreement. Section 1.01 of the Loan Agreement is hereby further amended by deleting the definition of "Commitment Fee" therein in its entirety and replacing said definintion with the following definition.

                    "Committment Fee" means a  fee  payable  by the Company
               pursuant to Subsection 2.07(a) in the amount of (i) 0.50% per annum for so long as the Leverage Ratio is greater than 5.00, or (ii) 0.375% for so long as the Leverage Ratio is less than or equal to 5.00 (in each case based on a year of 365 or 366 days, as the case may be, and actual days elapsed) on the daily average unused amounts of the Commitments.

                    3. Additional Amendment of Section 1.01 of the Loan Agreement - "Conversion Date." Section 1.01 of the Loan
          Agreement is hereby further amended by deleting the date October 31, 1996 in the definition of "Conversion Date" therein and replacing said date with October 31, 1997.

                    4. Additional Amendment of Section 1.01 of the Loan Agreement - "LIBOR Margin." Section 1.01 of the Loan Agreement is hereby further amended by deleting the definition of "LIBOR Margin" therein in its entirety and replacing said definition with the following definition:

                    "LIBOR Margin" means  a  rate  per  annum  equal to (i)
               2.25% per annum for so long as the Leverage Ratio is greater than 5.00, (ii) 2.00% per annum for so long as the Leverage Ratio is greater than 4.50 but less than or equal to 5.00,
               (iii) 1.75% per annum for so long as the Leverage Ratio is greater than 4.00 but less than or equal to 4.50, or (iv) 1.50% per annum for so long as the Leverage Ratio is less than or equal to 4.00.

                    5.   Amendment  of  Section 2.01 of the Loan Agreement.
          Section 2.01 of the Loan Agreement is hereby amended by deleting the date October 31, 2001 in subsection (b) thereof and replacing said date with October 31, 2002.

                    6.   Amendment of Section 2.02  of  the Loan Agreement.
          Section 2.01 of the Loan Agreement is hereby amended by deleting the date October 31, 1996 in subsection (a) thereof and replacing said date with October 31, 1997.

                    7. Amendment of Exhibit A to the Loan Agreement. Exhibit A to the Loan Agreement is hereby amended by deleting said exhibit in its entirety and replacing said exhibit with Exhibit A attached hereto.

                    8. Amendment of Exhibit B to the Loan Agreement. Exhibit B to the Loan Agreement is hereby amended by deleting said exhibit in its entirety and replacing said exhibit with Exhibit B attached hereto.

                    9. Amendment of Exhibit G to the Loan Agreement. Exhibit G to the Loan Agreement is hereby amended by deleting said exhibit in its entirety and replacing said exhibit with Exhibit C attached hereto.

                    10.  Company's  Representations   and  Warranties.   In
          order to induce the Agent and the Banks to enter into this Amendment, the Company hereby represents that:

                         (a) after giving effect to the amendments contemplated herein, the representations and warranties contained in the Loan Agreement, the Notes and the Security Documents (collectively, the "Loan Documents") are true and correct on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct as of such date;

                         (b) upon execution of this Amendment, the Company will not be in default in the due performance of any covenant on its part in the Loan Documents;

                         (c) no Default or Event of Default has occurred and is continuing or is imminent;

                         (d) the Company has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and to perform its obligations under, the Loan Agreement, as modified by this Amendment (the "Modified Agreement"); and

                         (e) the execution and delivery of this Amendment and the performance of the Modified Agreement have been duly authorized by all necessary corporate actions on the part of the Company.

                    11. Conditions to Effectiveness. This Amendment will be effective, as of the date first above written, upon (i) the Company's delivery to the Agent, for the account of the Banks, of the following items:

                         (a) a counterpart of this Amendment executed by the Company;

                         (b) opinions of counsel to the Company in form and substance acceptable to the Banks; and

                         (c) an Officer's Certificate of the Company with directors' resolutions ratifying this Amendment and the transactions contemplated by this Amendment attached, in form and substance acceptable to the Banks; and

                         (d) three original Capital Loan Notes, each dated as of the date hereof in substantially the form of Exhibit A attached hereto with the blanks appropriately filled, payable to the order of the Banks, and in the face amount of each Bank's Ratable Share of the Capital Loan Commitment, respectively, and each executed by the Company; and

                         (e)  three  original  Revolving Credit Notes, each
                    dated as of the date hereof, in substantially the form of Exhibit B attached hereto with the blanks appropriately filled, payable to the order of the Banks, and in the face amount of each Bank's Ratable Share of the Revolving Credit Commitment, respectively, and each executed by the Company, and

          (ii) the delivery to the Agent of counterparts of this Amendment executed by each of the Banks.

                    12. Further Assurances. The Company agrees to do, execute, acknowledge, and deliver, all and every such further acts and instruments as the Agent may request for the better assuring and confirming unto the Agent and the Banks all and singular the rights granted or intended to be granted hereby or hereunder.

                    13. Reference to and Effect on the Loan Agreement and the Security Documents; Limitation of Waivers.

                         (a) On and after the date of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Loan Agreement, and each reference in the Security Documents to the "Loan Agreement", "thereunder", "thereof" or words of like import referring to the Loan Agreement shall mean and be a reference to the Modified Agreement.

                         (b)  Except as specifically  amended  hereby,  the
               Loan Agreement and the Security Documents shall remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not, except as expressly provided herein, operate as a modification of any right, power or remedy of the Agent or any Bank under the Loan Agreement. Without limiting the generality of the foregoing, nothing in this Amendment shall be deemed (a) to constitute a waiver of compliance by the Company with respect to any other provision or condition of the Loan Agreement or (b) to prejudice any right or remedy that the Agent or any Bank may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Loan Agreement or any other instrument referred to therein.

                         (c) The Company acknowledges, confirms and warrants that the Security Documents and any other security instruments executed at any time in connection with the Loan Agreement continue to secure, among other things, the payment of all indebtedness at any time created pursuant to the Loan Agreement, as hereby amended.

                    14.  Fees and  Expenses.   The Company agrees to pay on
          demand all reasonable costs and expenses of the Banks in connection with the preparation, reproduction, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Banks, and with respect to advising each Bank as to its rights and responsibilities under the Loan Agreement, as hereby amended). In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing, or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

                    15. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                    16. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Upon satisfaction of the conditions set forth in
          Section 11 hereof, this Amendment shall be deemed effective as of the date hereof.

                    17. Governing Law; Binding Agreement. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, and shall be binding upon the Company, the Agent, and the Banks and their respective successors and assigns.

                    18. FINAL AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE LOAN AGREEMENT, EACH NOTE, THE COLLATERAL MORTGAGE NOTE (PARTS), EACH SECURITY DOCUMENT AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                    THERE  ARE NO UNWRITTEN  ORAL  AGREEMENTS  BETWEEN  THE
          PARTIES.


                    IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to Amended and Restated Loan Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                             PETROLEUM HELICOPTERS, INC.


                                             By:
                                             Name:
                                             Title:


                                             NATIONSBANK OF TEXAS, N.A.,
                                               individually and as Agent


                                             By:
                                             Name:
                                             Title:


                                             WHITNEY NATIONAL BANK


                                             By:
                                             Name:
                                             Title:


                                             FIRST NATIONAL BANK OF
                                             COMMERCE


                                             By:
                                             Name:
                                             Title:


          DAL02:89475.4
                                      EXHIBIT A
                                          TO
                                 SEVENTH AMENDMENT TO
                         AMENDED AND RESTATED LOAN AGREEMENT



                                      EXHIBIT A


                             PETROLEUM HELICOPTERS, INC.

                                  Capital Loan Note

          $                                                October 31, 1995


               FOR VALUE RECEIVED, the undersigned, Petroleum Helicopters, Inc., a Louisiana corporation (successor by merger to Petroleum Helicopters, Inc., a Delaware corporation) (herein called the "Company"), hereby promises to pay to the order of (herein called the "Bank") in lawful money of the United States of America on or before the Capital Loan Termination Date (as defined in the Amended and Restated Loan Agreement (as hereinafter defined)) unless the maturity is earlier accelerated, the principal sum of and ___/100 Dollars ($) or, if less, the aggregate unpaid principal amount of all Capital Loans made by the Bank to the Company and outstanding on the Capital Loan Termination Date (as defined in the Amended and Restated Loan Agreement (as hereinafter defined)), at such times and upon the terms set forth in that certain Amended and Restated Loan Agreement dated as of July 9, 1993 (as the same heretofore has been amended and as the same hereafter from time to time may be supplemented, amended, restated, extended or otherwise modified, the "Amended and Restated Loan Agreement") among the Company, the Bank, the other Banks (as defined therein) and NationsBank of Texas, N.A., as Agent thereunder. The Company also agrees to pay interest on the unpaid balance of this note from the date hereof until maturity, whether by acceleration or otherwise, payable on each Interest Payment Date (as defined in the Amended and Restated Loan Agreement) during such period and at maturity, at the rate or rates per annum provided for in the Amended and Restated Loan Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Amended and Restated Loan Agreement.

               All past due principal and interest on this note shall bear interest at a rate equal to the lesser of (i) the Prime Rate plus 3% per annum or (ii) the Highest Lawful Rate.

               This note is one of the Capital Loan Notes provided for in, and is entitled to the benefits of, the Amended and Restated Loan Agreement which Amended and Restated Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified and to the effect that no provision of the Amended and Restated Loan Agreement, the Security Documents or this note shall be construed to require or permit the payment or collection of interest at a rate that exceeds the Highest Lawful Rate. This note is secured by and entitled to the benefits of the Security Documents.

                    Furthermore, this note does not effect a novation but is given, to the fullest extent applicable, in modification, renewal, extension, rearrangement and replacement of that certain Capital Loan Note dated as of October 31, 1994, in the principal
          face amount of $            , executed by the Company, payable to
          the order of the Bank (the "1994 Capital Loan Note"), which 1994 Capital Loan Note modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by that certain Capital Loan Note of the Company dated as of July 9, 1993 (the "1993 Capital Loan Note"), which 1993 Capital Loan Note modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by that certain Term Note of the Company dated October 29, 1991 (the "1991 Term Note"), which 1991 Term Note modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by certain Term Notes of the Company, dated as of December 28, 1990 (the "1990 Term Notes"), which 1990 Term Notes modified, renewed, extended, rearranged and replaced certain indebtedness originally evidenced by certain Term Notes of the Company, dated as of April 22, 1986 and delivered pursuant to that certain Loan Agreement originally dated as of January 31, 1986, as amended and restated in its entirety as of August 1, 1988, and amended and restated in its entirety as of December 28, 1990, of which said Loan Agreement the Amended and Restated Loan Agreement is an amendment and restatement in its entirety. All liens and security interests securing payment of the 1994 Capital Loan Note (including, without limitation, those securing payment of the 1993 Capital Loan Note, the 1991 Term Note and the 1990 Term Notes) are hereby collectively renewed, extended, rearranged, ratified and brought forward as security for the payment and performance of this note. The Company hereby agrees that this modification, renewal, extension, rearrangement, and replacement shall in no manner affect, release, cancel, terminate, extinguish or otherwise impair the liens and security interests securing payment of the 1994 Capital Loan Note and that said liens and security interests shall not in any manner be waived.

               The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, protest, notice of intent to accelerate, notice of acceleration and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon, in whole or in part, with or without notice, before or after maturity.

                    THIS NOTE SHALL BE INTERPRETED AND GOVERNED BY, AND THE RIGHTS, OBLIGATIONS AND LIABILITIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PRINCIPLES) AND JUDICIAL DECISIONS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.


                                             PETROLEUM HELICOPTERS, INC.


                                             By:
                                             Name:
                                             Title:


          DAL02:89475.4
                                      EXHIBIT B
                                          TO
                                 SEVENTH AMENDMENT TO
                         AMENDED AND RESTATED LOAN AGREEMENT



                                      EXHIBIT B


                             PETROLEUM HELICOPTERS, INC.

                                Revolving Credit Note

          $                                                October 31, 1995


                    FOR VALUE RECEIVED, the undersigned, Petroleum Helicopters, Inc., a Louisiana corporation (successor by merger to Petroleum Helicopters, Inc., a Delaware corporation) (herein called the "Company"), hereby promises to pay to the order of (herein called the "Bank") on October 31, 1997, unless the maturity is earlier accelerated, the principal sum of ($) or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Company and outstanding on the Revolving Credit Termination Date. The Company also agrees to pay interest on the unpaid balance thereof from the date hereof until maturity, whether by acceleration or otherwise, payable on each Interest Payment Date during such period and at maturity, at the rate or rates per annum provided for in that certain Amended and Restated Loan Agreement dated as of July 9, 1993 (as the same heretofore has been amended and as the same hereafter from time to time may be further amended, modified or supplemented, the "Amended and Restated Loan Agreement") among the Company, the Bank, the other Banks and NationsBank of Texas, N.A., as Agent thereunder. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Amended and Restated Loan Agreement

                    If any payment or prepayment of principal or interest on this note shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest in connection with such payment.

                    All past due principal and interest on this note shall bear interest at a rate equal to the lesser of (i) 3% above the Prime Rate or (ii) the Highest Lawful Rate.

                    Payments of both principal and interest are to be made in immediately available funds at the Office of the Agent or such other place as the Agent shall designate in writing to the Company.

                    This note is one of the Revolving Credit Notes provided
          for in, and is entitled to the benefits of, the Amended and Restated Loan Agreement which Amended and Restated Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified and to the effect that no provision of the Amended and Restated Loan Agreement, the Security Documents or this note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate. This note is secured by and entitled to the benefits of the Security Documents.

                    Furthermore, this note does not effect a novation but is given, to the fullest extent applicable, in modification, renewal, extension, rearrangement, and replacement of that certain Revolving Credit Note dated as of October 31, 1994 in the principal face amount of $_______________, executed by the Company, payable to the order of the Bank (the "October 1994 Note"), which October 1994 Note modified, renewed, extended, rearranged and replaced certain indebtedness originally evidenced by that certain Revolving Credit Note dated as of October 31, 1993 executed by the Company, payable to the order of the Bank (the "October 1993 Note"), which October 1993 Note modified, renewed, extended, rearranged and replaced certain indebtedness originally evidenced by that certain Revolving Credit Note dated as of July 9, 1993 executed by the Company, payable to the order of the Bank (the "July 1993 Note"), which July 1993 Note modified, renewed, extended, rearranged and replaced certain indebtedness originally evidenced by certain Revolving Credit Notes of the Company, dated as of April 22, 1986 (the "1986 Notes"), and delivered pursuant to that certain Loan Agreement originally dated as of January 31, 1986, as amended and restated in its entirety as of August 1, 1988, and as amended and restated in its entirety as of December 28, 1990, of which said Loan Agreement the Amended and Restated Loan Agreement is an amendment and restatement in its entirety. All liens and security interests securing payment of the October 1994 Note (including, without limitation, those securing payment of the October 1993 Note, the July 1993 Note and the 1986 Notes) are hereby collectively renewed, extended, rearranged, ratified and brought forward as security for the payment and performance of this note. The Company hereby agrees that this modification, renewal, extension, rearrangement, and replacement shall in no manner affect, release, cancel, terminate, extinguish or otherwise impair the liens and security interests securing payment of the October 1994 Note and that said liens and security interests shall not in any manner be waived.

                    The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, protest, notice of intent to accelerate, notice of acceleration and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon, in whole or in part, with or without notice, before or after maturity.

                    THIS NOTE SHALL BE GOVERNED BY, AND THE RIGHTS, OBLIGATIONS AND LIABILITIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PRINCIPLES) AND JUDICIAL DECISIONS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

                                             PETROLEUM HELICOPTERS, INC.


                                             By:
                                             Name:
                                             Title:


          DAL02:89475.4
                                      EXHIBIT C
                                          TO
                                 SEVENTH AMENDMENT TO
                         AMENDED AND RESTATED LOAN AGREEMENT


                                      EXHIBIT G
                                OFFICERS' CERTIFICATE
                            OF PETROLEUM HELICOPTERS, INC.
                           AS TO VALUE OF CERTAIN AIRCRAFT


          The undersigned, [Carroll  W.  Suggs  or  John H. Untereker], the
          [Chairman of the Board or the Treasurer, respectively] of Petroleum Helicopters, Inc., a Delaware corporation (the "Company"), on my own behalf and on behalf of the Company, hereby certifuesies as to the matters set forth in the numbered paragraphs below. The capitalized terms used and not defined herein are used with the same meaning assigned thereto in that certain Loan Agreement among the Company and NationsBank of Texas, N.A. (formerly known as NCNB Texas National Bank and successor-in-interest to First Republic Bank Houston N.A.), Whitney National Bank (formerly known as Whitney National Bank of New Orleans), and First National Bank of Commerce, originally dated January 31, 1986, as amended and restated in its entirety as of July 9, 1993 (as amended and restated as aforesaid, and as thereafter amended, the "Loan Agreement").

          1. The Company is currently and will be, immediately after giving effect to Amendment No. ___________ dated
               _________________,   199__,   to   the   Louisiana  Security
               Agreement (the "Amendment"), in full compliance with all of the provisions of the Loan Agreement including, without limitation, Section 8.16 thereof.

          2. The helicopters to be released consist of one or more complete helicopters or other Aviation Units.

          3. The portions of the Aircraft remaining subject to the Security Interest consist of complete helicopters or other Aviation Units in the operating condition required by
               Section 7.09 of the Loan Agreement to be maintained by the Company.

          4. There is currently no Default or Event of Default under the Loan Agreement, no such Default or Event of Default is imminent and no such Default or Event of Default will be precipitated or continued by the transactions contemplated herein. The Company is currently, and immediately after giving effect to the Amendment will be, in full compliance with each of the Security Documents.



          DAL02:89475.4
                    IN TESTIMONY WHEREOF, w eeI hereunto stet over ourmy hands and affix the corporate seal of the Company on this ___ day of ______________________, 199___.




                                             [Carroll  W. Suggs or John H.
                                              Untereker]
                                             [Chairman  of   the  Board  or
                                              Treasurer, respectively]



          DAL02:89475.4